                                                CONFIDENTIAL TREATMENT REQUESTED

                                                                   EXHIBIT 10.36

                                      IXC
                            MASTER SERVICE AGREEMENT

This Agreement for telecommunications services is made as of the date of last execution below (the "Effective Date") and entered into by and between IXC COMMUNICATIONS SERVICES, INC., a Delaware corporation with its principal place of business at 1122 Capital of Texas Hwy. South, Austin, Texas 78746-6426 ("Supplier"), and MAXXIS GROUP, INC., a Georgia corporation with its principal place of business at 1901 Montreal Road, Tucker, Georgia 30084-5223 ("Customer").

WHEREAS, Customer desires to obtain telecommunications services as described below (the "Service") from Supplier, and Supplier is willing to provide the Service for the rates attached hereto.

NOW, THEREFORE, Customer and Supplier hereby mutually agree as follows:

CREDIT REQUIREMENTS: See Section 5, Additional Assurances, of the Master Service Agreement Terms & Conditions.

SERVICE, TERM AND RATES: Supplier agrees to provide and Customer agrees to purchase Service(s) indicated below. This agreement, including any terms and conditions, addenda, schedules, supplements or exhibits which are attached hereto and incorporated herein, constitutes the entire agreement (the "Agreement") by Supplier and Customer pertaining to the subject matter(s) hereof and supersedes all prior and contemporaneous agreements and understanding in connection herewith.-

SERVICE TYPE:

     SWITCHED SERVICE:                  BROADBAND SERVICE:
     ______X_____Xclusive               ___________ATM
     ______X_____Xnet LATA              ___________Fame Relay
     ____________ Xnet LEx              ___________Network Management Services
     PRIVATE LINE SERVICE:              ___________Training
     ______X_____Digital                CUSTOMER INTERFACE:
     ____________ Optical               ___________Rack Space & Power
                                        ___________Shelf Space
                                        ___________Collocation


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

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date last written below.

IXC COMMUNICATIONS SERVICES, INC.            MAXXIS GROUP, INC.



BY: /S/ LEO WELSH                           BY: /S/ THOMAS O. CORDY
    ---------------------------                 ----------------------------


NAME: LEO WELSH                             NAME: THOMAS O. CORDY
      -------------------------                   --------------------------


TITLE: PRES. - WHOLE SALE                   TITLE: PRESIDENT/CEO
       ------------------------                    -------------------------


DATE: 3/25/99                               DATE: MARCH 18, 1999
      -------------------------                   --------------------------


FULL BUSINESS ADDRESS:                      FULL BUSINESS ADDRESS:
1122 CAPITAL OF TEXAS HWY. SOUTH            1901 MONTREAL ROAD
AUSTIN, TEXAS 78746-6426                    TUCKER, GEORGIA  30084-5223
TELEPHONE: (512) 427-3700                   TELEPHONE: (770) 696-6378
FACSIMILE: (512) 328-7902                   FACSIMILE: (770) 552-8471
                                            BILLING CONTACT: DEBIRA YOUNG
                                            TELEPHONE: 770/696-6343


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                            MASTER SERVICE AGREEMENT
                              TERMS & CONDITIONS

1. CREDIT. All Services ordered hereunder are subject to credit approval. Customer shall complete a credit application form attached hereto as Exhibit A.

2. PROVISION OF BALANCE SHEET. Prior to commencement of Service, Customer shall provide Supplier with financial statements including a consolidated balance sheet of Customer as of the end of the most recent quarter and consolidated statements of income and retained earnings of such quarter and the fiscal year to date through such quarter, all in reasonable detail and certified by Customer's chief financial officer as having been prepared in accordance with generally accepted accounting principles, consistently applied. Customer shall provide updated financial statements as reasonably requested by Supplier.

3.       PAYMENT TERMS. Invoices for Service are due and payable within thirty
         (30) days of the date of invoice (unless otherwise indicated in the Credit Requirements section of the Master Service Agreement), without demand or set off by Customer. Payments not received within thirty
         (30) days of the date of invoice are considered past due. In addition to Supplier undertaking any of the actions set forth in this Agreement, if any invoice is not paid when due: (i) a late charge shall accrue equal to 1-1/2% (or the maximum legal rate, if less) of the unpaid balance per month; (ii) Supplier may require a Security Deposit or other forms of security acceptable to Supplier; and/or
         (iii) Supplier may take any action in connection with any other right or remedy Supplier may have under this Agreement in law or in equity.

4. BILLING DISPUTES. If Customer in good faith disputes any portion of any Supplier invoice, Customer shall submit to Supplier, within thirty
         (30) days following the date of the invoice, full payment of the undisputed portion of the invoice and written documentation identifying and substantiating the disputed amount. If Customer does not report a dispute within the thirty (30) day period, Customer shall have waived its dispute rights for that invoice. Supplier and Customer agree to use their respective best efforts to resolve any dispute within fifteen (15) days after Supplier receives written notice of the dispute from Customer. Any disputed amounts resolved in favor of Customer shall be credited to Customer's account on the next invoice following resolution of the dispute. Any disputed amounts determined to be payable to Supplier shall be due within ten (10) days of the resolution of the dispute.

         Any dispute arising out of or relating to this Agreement which has not been resolved by the good faith efforts of the parties will be settled by binding arbitration conducted expeditiously in accordance with
         Section 16.

5. ADDITIONAL ASSURANCES. If at any time during the term of this Agreement there is a material and adverse change in Customer's financial condition or business prospects, which shall be determined by Supplier in its sole and absolute discretion, then Supplier may demand that Customer provide a Security Deposit pursuant to Supplier's standard terms and conditions, as security for the full and faithful performance of Customer of the terms, conditions and covenants of this Agreement; provided, however, that in no event shall the amount of the Security Deposit ever exceed two months' estimated Usage Charges and other amounts payable by Customer to Supplier hereunder.

6. CERTIFICATION. Customer hereby represents and warrants that it is certified to do business in all jurisdictions in which it conducts business and is in good standing in all such jurisdictions. Customer further represents and warrants that it is certified by the proper regulatory agencies to provide interstate, intrastate and


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         international long distance services to End-Users in those jurisdictions where such services are to be provided by Customer. Customer shall keep current during the term of this Agreement, copies of its Certificates of Public Convenience and Necessity or similar documents certifying Customer's interstate, intrastate, or international operating authority in any local, state, or federal jurisdiction (collectively, "Service Compliance Certificates") and furnish copies thereof to Supplier within ten days of written request by Supplier. Supplier reserves the right to refuse or withhold Service in any jurisdiction in which Customer's Service Compliance Certificate has not been furnished to Supplier in a timely manner. Customer shall defend and indemnify Supplier from any losses, expenses, demands and claims in connection with Customer's failure to provide Supplier with such Service Compliance Certificates. Such indemnification includes costs and expenses (including reasonable attorney's fees) incurred by Supplier in settling, defending or appealing any claims or actions brought against it relating to Customer's failure to provide such Service Compliance Certificates.

7. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and the validity and performance hereof, shall be governed by the laws of the State of Texas without regard to its principles of choice of law.

8. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given as of the date of delivery, facsimile transmission or mailing, and if mailed, first class postage prepaid, certified or registered mail, return receipt requested to the following persons, unless contrary instructions are given by the parties in writing:

         If to Supplier:

         IXC Communications Services, Inc.
         1122 Capital of Texas Hwy. South
         Austin, Texas 78746-6426
         Attention: Contract Administration

         If to Customer:

         Maxxis Group, Inc.
         1901 Montreal Road
         Tucker, Georgia 30084-5223
         Attention: Debira Young

9. WAIVER OF BREACH OR VIOLATION NOT DEEMED CONTINUING. The waiver by either party of a breach or violation of any provision of this Agreement shall not operate as or be construed to be a waiver of any subsequent breach hereof.

10. BANKRUPTCY. In the event of the bankruptcy or insolvency of either party hereto or if either party hereto shall make an assignment for the benefit of creditors or take advantage of any act or law for relief of debtors, the other party to this Agreement shall have the right to terminate this Agreement without further obligation or liability on its part.

11. BUSINESS RELATIONSHIP. This Agreement shall not create any agency, employment, joint venture, partnership, representation, or fiduciary relationship between the parties. Neither party shall have the authority to, nor shall any party attempt to, create any obligation on behalf of the other party.

12.      INDEMNITY.

         A. Each party shall indemnify, defend, release and hold harmless the other party and all of its officers, agents, directors, shareholders, subcontractors, subsidiaries, employees and other affiliates (collectively "Affiliates") from and against any action, claim, court cost, damage, demand, expense, liability, loss, penalty, proceeding or suit, (collectively, together with related attorneys' fees; including costs and disbursements, "Claims") imposed upon either party by reason of damages to property or injuries, including death, as a result of an intentional or a negligent act or omission on the part of the indemnifying party or any of its Affiliates in connection with: (i) the performance of this Agreement; or (ii) other activities relating


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         to the property or facilities which are the subject of this Agreement, whether or not the Claims result from a sole negligent act or omission on the part of the indemnifying party, whether the Claims result from the concurrent negligent act or omission on the part of both parties, or whether the Claims result from the negligent act or omission of the indemnifying party and some other third party. In the event a Claim relates to the negligence of both parties, the relative burden of the Claim shall be attributed equitably between the parties in accordance with the principles of comparative negligence.

         B. In the event any action shall be brought against the indemnified party, such party shall immediately notify the indemnifying party in writing, and the indemnifying party, upon the request of the indemnified party, shall assume the defense thereof on behalf of the indemnified party and its Affiliates and shall pay all expenses and satisfy all judgments which may be incurred by or rendered against the indemnified party or its Affiliates in connection therewith, provided that the indemnified party shall not be liable for any settlement of any such action effected without its written consent.

         C. Notwithstanding the termination of this Agreement for any reason, this Section 12 shall survive such termination.

13. INSURANCE. Throughout the term of this Agreement and any extension thereof, each party shall maintain and, upon written request, shall provide to the other proof of adequate liability insurance:

         (i) Worker's compensation insurance up to the amount of the statutory limit in the state or states where work is to be performed;

         (ii) Employer's liability insurance with a limit of not less than $200,000 per claim with an all-states endorsement;

         (iii) Comprehensive general liability insurance with a limit of not less than $1,000,000 per occurrence for bodily injury liability and property damage liability, including coverage extensions for blanket contractual liability, personal injury liability and products and completed operations liability; and

         (iv) Comprehensive Auto Liability insurance with a limit of not less than $1,000,000 per accident for Bodily Injury Liability and Property Damage Liability arising out of the ownership, maintenance or use of any vehicle in the performance of this Agreement.

14. AUTHORIZED USE OF SUPPLIER NAME. Without Supplier's prior written consent, Customer shall not: (i) refer to itself as an authorized representative of Supplier in promotional, advertising or other materials; or (ii) use Supplier's logos, trade marks, service marks, or any variations thereof in any of its promotional, advertising or other materials or in any activity using or displaying Supplier's name or the Services to be provided by Supplier. Customer agrees to change or correct, at Customer's expense, any such material or activity which Supplier, in its sole judgment, determines to be inaccurate, misleading or otherwise objectionable in relation to using or marketing Supplier's services. Customer is explicitly authorized to only use the following statements in its sales literature: (i) "Customer utilizes the Supplier's network"; (ii) "Customer utilizes Supplier's facilities"; (iii) "Supplier provides only the network facilities"; and (iv) "Supplier is our network services provider".

15. ASSIGNMENT. Neither party hereto may assign this Agreement without the express written consent of the other party hereto, which consent shall not be unreasonably withheld. Notwithstanding the foregoing: (i) a security interest in this Agreement may be granted by Supplier to any lender to secure borrowings by Supplier or any of its affiliates; (ii) Supplier may assign all its rights and obligations hereunder to any Affiliate; and (iii) any subsidiary of Supplier may assign any amounts due from Customer under any Supplement to Supplier for billing purposes.

16. BINDING ARBITRATION. The parties will attempt in good faith to resolve any controversy or claim arising out of or relating to this Agreement promptly through discussions between themselves at


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

         the operational level. In the event a resolution cannot be reached, such controversy or claim shall be negotiated between appointed counsel or senior executives of the parties who have authority to settle the controversy.

         The disputing party shall give the other party written notice of the dispute. If the parties fail to resolve such controversy or claim within thirty (30) days of the disputing party's notice, either party may seek arbitration as set forth below.

         Any controversy or claim arising out of or relating to this Agreement, or a breach of this Agreement, shall be finally settled by arbitration in Austin, Texas and shall be resolved under the laws of the State of Texas. The arbitration shall be conducted before a single arbitrator in accordance with the commercial rules and practices of the American Arbitration Association then in effect.

         The arbitrator shall have the power to order specific performance if requested. Any award, order, or judgment pursuant to such arbitration shall be deemed final and binding and may be enforced in any court of competent jurisdiction. The parties agree that the arbitrator shall have no power or authority to make awards or issue orders of any kind except as expressly permitted by this Agreement, and in no event shall the arbitrator have the authority to make any award that provides for punitive or exemplary damages. All such arbitration proceedings shall be conducted on a confidential basis. The arbitrator may, as part of the arbitration award, permit the substantially prevailing party to recover all or part of its attorney's fees and other out-of-pocket costs incurred in connection with such arbitration. Customer may, at its option, continue to accept what it considers to be below-standard Services and pay the charges hereunder relating thereto during such pendency of such arbitration, without prejudice thereto.

17. LEGAL CONSTRUCTION. In the event one or more of the provisions contained in this Agreement shall, for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         In the event of any conflict between the provisions of these Terms & Conditions and the applicable Supplement and Exhibits, the conflict shall be resolved by reference to the following order of priority of interpretation: a) Exhibits; b) Supplement; and c) Terms & Conditions. Not withstanding the foregoing no Exhibit requiring execution shall be binding unless and until such Exhibit has been executed by an authorized officer of Customer.

18. NO PERSONAL LIABILITY. Each action or claim of any party arising under or relating to this Agreement shall be made only against the other party as a corporation, and any liability relating thereto shall be enforceable only against the corporate assets of such party. No party shall seek to pierce the corporate veil or otherwise seek to impose any liability relating to, or arising from, this Agreement against any shareholder, employee, officer or director of the other party. Each of such persons is an intended beneficiary of the mutual promises set forth in this Section and shall be entitled to enforce the obligations of this Section.

19. NOTICE OF BREACH OF AGREEMENT. To be effective, written notice of any material breach (except Payment Default) must prominently contain the following sentences in capital letters: "THIS IS FORMAL NOTICE OF A BREACH OF CONTRACT. FAILURE TO CURE SUCH BREACH WILL HAVE SIGNIFICANT LEGAL CONSEQUENCES."

20. LIMITATION OF LIABILITY. Supplier's liability arising out of delays in restoration of the Services to be provided under this Agreement or out of mistakes, accidents, omissions, interruptions, or errors or defects in transmission in the provision of Services or any other telecommunications services, shall be subject to the limitations


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

         set forth below and in the applicable Tariff. EXCEPT OTHERWISE PROVIDED HEREIN, IN NO EVENT SHALL SUPPLIER BE LIABLE TO CUSTOMER OR ANY OF THE CUSTOMER'S OWN CUSTOMERS OR ANY OTHER THIRD PARTY IN ANY RESPECT, INCLUDING, WITHOUT LIMITATION, FOR ANY DAMAGES, EITHER DIRECT, INDIRECT, CONSEQUENTIAL, SPECIAL, INCIDENTAL, ACTUAL, PUNITIVE, OR ANY OTHER DAMAGES, OR FOR ANY LOST PROFITS OF ANY KIND OR NATURE WHATSOEVER, ARISING OUT OF MISTAKES, ACCIDENTS, ERRORS, OMISSIONS, INTERRUPTIONS, OR DEFECTS IN TRANSMISSION, OR DELAYS, INCLUDING THOSE WHICH MAY BE CAUSED BY REGULATORY OR JUDICIAL AUTHORITIES, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OBLIGATIONS OF SUPPLIER PURSUANT TO THIS AGREEMENT; AND IN NO EVENT SHALL SUPPLIER BE LIABLE AT ANY TIME FOR ANY AMOUNT IN EXCESS OF THE AGGREGATE AMOUNT IT HAS PRIOR TO SUCH TIME COLLECTED FROM CUSTOMER WITH RESPECT TO SERVICES DELIVERED HEREUNDER. SUPPLIER MAKES NO WARRANTY TO CUSTOMER OR ANY OTHER PERSON OR ENTITY, WHETHER EXPRESS, IMPLIED, OR STATUTORY, AS TO THE DESCRIPTION, QUALITY, MERCHANTABILITY, COMPLETENESS OR FITNESS FOR ANY PURPOSE OF ANY SERVICE PROVIDED HEREUNDER OR DESCRIBED HEREIN, OR AS TO ANY OTHER MATTER, ALL OF WHICH WARRANTIES BY SUPPLIER ARE HEREBY EXCLUDED AND DISCLAIMED. For purposes of this Section, the term "Supplier" shall be deemed to include Supplier, its shareholders, directors, officers and employees, and any person or entity assisting Supplier in its performance pursuant to this Agreement.

21. SYSTEM MAINTENANCE. In the event Supplier determines to interrupt Services for the performance of routine system maintenance, Supplier will use reasonable efforts to notify Customer prior to the interruption and to conduct such maintenance during non-peak hours. In no event shall interruption for system maintenance constitute a Failure of Performance by Supplier.

22. MAINTENANCE & TROUBLE REPORTING. Supplier's standard fees for Customer maintenance support services are as follows:

         Maintenance services shall be defined as all work performed by Supplier on equipment provided by or on behalf of the Customer, or supervision of the Customer's work within Supplier's terminal facilities. Maintenance Service charges are not billed for troubles found within that portion of a circuit provided by Supplier. The following billing rates apply for these services:

         A. $75 per hour (4 hour minimum-if dispatch is required) Monday through Friday during the business hours of 8:00 a.m. - 5:00 p.m. local time, exclusive of the following holidays: New Year's Day, President's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and the day after Thanksgiving and Christmas Day.

         B. $95 per hour (4 hour minimum) for overtime work done after business hours (defined above) and/or on holidays (defined above) and/or all day on Saturdays and Sundays.

         C. As requests for maintenance services are typically made via telephone, Supplier must be advised in writing as to the person(s) who are authorized to request service. It is the Customer's responsibility to keep Supplier apprised of any changes to its list of representative(s).

         D. To request technical assistance and help under the maintenance services, a call must be made to Supplier's Network Control Center at 1-800-526-2488. This number should be used for Supplier technical assistance, troubleshooting or testing of circuits, not for service impairment or outages. The person calling in must be on the authorized list in order to


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

         commit for charges for this technical assistance. If that person is not on the list, the request cannot be accommodated.

         The Network Control Center personnel will take the call, record the caller's name and phone number along with facts concerning the assistance and support needed. The caller will then be given the number of the "Assistance Ticket."

         Upon completion of work. this "Assistance Ticket" will be given to Supplier's Accounting Department, and the Customer will subsequently be billed based upon the information on that ticket. A copy will be attached to the invoice.

         Except for emergencies, Supplier's technicians cannot be dispatched unless requests are made in accordance with the above call-out procedure.

23. SUBJECT TO LAWS. This Agreement is subject to, and Customer agrees to comply with, all applicable federal, state and local laws, and regulations, rulings and orders of governmental agencies, including, but not limited to, the Communications Act of 1934, the Telecommunications Act of 1996, the Rules and Regulations of the Federal Communications Commission ("FCC") and state public utility or service commissions ("PSC"), tariffs and the obtaining and continuance of any required certification, permit, license, approval or authorization of the FCC and PSC or any governmental body, including, but not limited to regulations applying to feature group termination and Letter of Agencies ("LOAs").

24. FCC PERMITS, AUTHORIZATION AND FILINGS. Supplier shall take all necessary and appropriate steps, as soon as possible, to procure from the FCC the necessary authorizations, if any, to deliver Services hereunder to Customer and whatever approvals are necessary from any other federal or state agency. In the event that Supplier cannot obtain all necessary federal, state or local authority to provide Services hereunder, Supplier shall promptly give written notice thereof to Customer, and such notice shall constitute termination without liability of either party hereto of all obligations hereunder.

25. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and when taken together shall constitute one document.

26. CONFIDENTIAL INFORMATION AND NONSOLICITATION. "Confidential Information" shall mean all information disclosed in writing by one party to the other party which is clearly marked "CONFIDENTIAL" by the disclosing party at the time of disclosure. "Confidential Information" shall also include certain oral information disclosed by one party to the other party, provided that the disclosing party designates such information as confidential at the time of disclosure and gives recipient a written summary of such information within five business days after the oral disclosure was made. Notwithstanding the foregoing, all information concerning the traffic volume/distribution of Supplier, pricing rates, and customer lists is hereby deemed to be Confidential Information regardless of whether it is so identified. The term "Confidential Information" does not include any information which: (i) was as already known by the receiving party free of any obligation to keep it confidential at the time of its disclosure by the disclosing party, (ii) becomes publicly known through no wrongful act of the receiving party, (iii) is rightfully received from a third person without knowledge of any confidentiality obligation, (iv) is independently acquired or developed without violating any of the obligations under this Agreement, (v) is disclosed to a third person by the disclosing party without similar confidentiality restrictions on such third persons rights, or (vi) is approved for release by written authorization of the disclosing party.

         Further, the recipient may disclose Confidential Information pursuant to any judicial or governmental request, requirement or order. The recipient, however, shall take reasonable steps to give the disclosing party sufficient prior notice to contest such request, requirement or


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

         order. Confidential Information shall remain the property of the disclosing party, and shall be returned to the disclosing party or destroyed upon request of the disclosing party. Supplier may make such Confidential Information available to its lenders.

         Accordingly, in the event of a breach or threatened breach of the foregoing provisions, Supplier shall be entitled to an injunction or restraining order, in addition to such other rights or remedies as may be available under this Agreement, at law or in equity, including but not limited to money damages.

27. FORCE MAJEURE. Supplier shall not be liable for any failure of performance hereunder due to causes beyond its reasonable control, including, but not limited to: acts of God, fire, explosion, vandalism, cable cut, storm or other similar catastrophes; any law, order, regulation, direction, action or request of the United States government, or of any other government, including state and local governments having jurisdiction over either of the parties, or of any department, agency, commission, court, bureau, corporation or other instrumentality of any one or more of said governments, or of any civil or military authority; national emergencies; insurrections; riots; wars; or strikes, lock outs, work stoppages or other labor difficulties.

28. SURVIVAL. The covenants and agreements of Customer contained in this Agreement with respect to payment of amounts due, confidentiality and indemnification shall survive any termination of this Agreement. The rights and obligations under this Agreement shall survive any merger or sale of either party and shall be binding upon the successors and permitted assigns of each party.

29. REGULATORY. Customer is responsible for payment of, or reimbursement to Supplier for, Universal Service Fund and Lifeline Assistance Charges (Presubscribed line charges) set forth in the National Exchange Carrier Association (NECA) Tariff FCC #5, sections 8.5.,
         8.5.2 and 17.1.4 (A) & (B), as the same may be amended from time to time, or any successor tariffs or sections, with respect to any Customer ANI's subscribed to Supplier. In addition, with respect to the Services, Customer is responsible for payment of, or reimbursement to Supplier for: (i) telecommunication relay service charges required by the Americans with Disabilities Act or otherwise (both federal and state); (ii) interexchange carrier fees payable to the FCC under the Omnibus Budget Reconciliation Act of 1993 or otherwise; (iii) payphone service provider compensation as determined by the FCC in CC Docket No. 96-128; (iv) universal service fund charges, intraLATA compensation charges; and (v) other federal or state fees or charges imposed on Supplier. Supplier will furnish, at Customer's request, documentation to support the fees or charges payable by Customer to Supplier pursuant to this Section 29.

         Customer shall furnish to Supplier valid and appropriate tax exemption certificates for all applicable jurisdictions (federal, state and local) in which it performs customer billing. Customer is responsible for properly charging tax to its subscribers and for the proper and timely reporting and payment of applicable taxes to the taxing authorities and shall defend and indemnify Supplier from payment and reporting of all applicable federal, state and local taxes, including, but not limited to, gross receipts taxes, surcharges, franchise fees, occupational, excise and other taxes (and penalties and interest thereon), relating to the Services. Such indemnification includes costs and expenses (including reasonable attorney's fees) incurred by Supplier in settling, defending or appealing any claims or actions brought against it relating to said taxes. If Customer fails to provide and maintain the required certificates, Supplier may charge Customer and Customer shall pay such applicable taxes.

         The amounts payable by Customer under this Agreement do not include any state or local sales or use taxes, or utility taxes, however designated, which may be levied on the goods and services provided by


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

         Supplier hereunder. With respect to such taxes, if applicable, Customer shall furnish Supplier with an appropriate exemption certificate or pay to Supplier, upon timely presentation of invoices therefore, such amounts thereof as Supplier may be by law required to collect or pay. Any and all other taxes, including but not limited to franchise, net or gross income, license, occupation, and real or personal property taxes, shall be timely paid by Supplier. Customer shall pay to Supplier any such taxes that Supplier may be required to collect or pay.

30. OBLIGATIONS SEVERAL AND NOT JOINT. Each party shall be responsible only for its own performance under the Agreement (including any attachments, exhibits, schedules or addenda) and not for that of any other party.

31. AMENDMENTS. This Agreement may only be modified or supplemented by an instrument in writing executed by each party.


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

                        IXC SWITCHED SERVICE SUPPLEMENT
                               XCLUSIVE SERVICES


1. SCOPE. Supplier is authorized: (i) to use its best efforts (considering the needs of its other customers) to start provisioning of Services (such services, together with the use of the IXC Online Software, are referred to as the "Services") to Customer on or before the Service Commencement Date, which is scheduled to be the first date of order activation; and (ii) to act as Customer's agent in placing orders with other carriers in order to provide telecommunications services, if requested. Usage charges ("Usage Charges") hereunder shall be based on: (i) the rates for Services set forth in Exhibit A, as applicable; and (ii) actual usage of Supplier's network from establishment of a connection between the calling telephone and the called telephone to termination, as determined by Supplier.

2. TERM. This Agreement is for a term of two (2) years commencing on the Effective Date, unless extended or earlier terminated pursuant to its terms. This Agreement shall be automatically extended at the expiration of the initial term on a month-to-month basis at Supplier's then current month-to-month rates unless: (i) earlier terminated: or
         (ii) written notice is given by either party at least thirty (30) days before such expiration that such party does not consent to such extension.

3.       CUSTOMER RESPONSIBILITIES.

         A. GENERAL DUTIES. Customer shall use its best efforts to solicit and market the Services in accordance herewith and with applicable law. Customer shall at all times conduct its efforts in a commercially reasonable and ethical manner. Customer shall pay all its expenses in connection with its business and its performance hereunder. Customer shall provide its own billing and customer service to its customers ("End-Users"). Customer shall obtain a letter of agency ("LOA") from each End-User in compliance with applicable Federal Communications Commission ("FCC") and state regulations, however, Customer must obtain a signed LOA from each End-User utilizing 800 service. Customer shall retain the signed LOA's and promptly make originals available upon request of Supplier, any local exchange carrier ("LEC") or any regulatory agency. Customer shall be responsible for LEC Primary Interexchange Carrier change charges ("PIC Charges") that may be imposed on Supplier as a result of End-Users moving onto or off of the Supplier's network. In the event of a dispute regarding a transfer to the Supplier's network, including, but not limited to those resulting from Customer's inability or refusal to provide original End-User LOA's when requested, Customer shall pay Supplier such PIC Charges, and any other expenses or damages suffered by Supplier relating to any such transfer. To the extent Customer makes any statements or representations to third parties (including End-Users) with regard to Supplier, the Services, or the terms hereof, such statements or representations shall be true and not misleading. When applicable, Customer will be responsible for notifying each End-User, in writing (or by any other means approved by the FCC that: (i) a transfer charge will be reflected on such End-User's LEC bill for effecting a change in primary interexchange carriers, (ii) the entity name under which such End-User's interstate, intrastate and/or operator services will be billed (if different from Customer), and (iii) the "primary" telephone number(s) to be used for maintenance and questions concerning such End-User's long distance service and/or billing. Customer shall send Supplier a copy of the documentation Customer uses to satisfy the above


IXC Confidential                       1                              10/12/99
         requirements promptly upon request. Supplier may change the foregoing requirements at any time in order to conform with applicable FCC and state regulations. Notwithstanding the foregoing, however, Customer shall be solely responsible for ensuring that the transfer of End-Users to the Supplier's network conforms with applicable FCC and state regulations, including, without limitation, the regulations established by the FCC with respect to verification of orders for long distance service generated by telemarketing.

         B. SLAMMING POLICY. Supplier will not tolerate the practice of slamming, the intentional, unauthorized transfer of a customer's local or long distance service provider. Customer shall obtain a letter of agency ("LOA") from each End-User; valid proof of authorization includes an exact match of the name and telephone number on the LOA completed by the person authorized to make the switch or the actual tape of authorization. Customer shall retain the signed LOAs for one year and make originals available upon request of Supplier within four
         (4) business days. A Customer is responsible for providing LOA's for its agents or resellers. If Supplier receives a slamming complaint from a regulatory body (FCC, state commissions, Federal and state counsel) against Customer and finds that Customer has caused a change in a telecommunications subscriber's PIC without prior valid authorization, then Customer will be required to pay an Unauthorized Carrier Change Charge of $200 for each unauthorized PIC change. This charge is to cover the administrative costs for processing the complaint and is in addition to any fines or penalties assessed by a state or federal regulatory agency, such fines or penalties also being the responsibility of the Customer. Continued acts of slamming by Customer shall be considered grounds for revoking any and all contracts with Customer and further refusing to provide service to Customer.

         C. VOLUME FORECASTS. Prior to the Service Commencement Date and by the end of each quarter thereafter, Customer shall provide Supplier with forecasts covering a good faith estimate of the monthly traffic volume and distribution for the ordered Services for the next three calendar months. Supplier shall provide Customer with any information reasonably requested to help Customer with its forecasts. The forecasts are to be in the format attached hereto as Exhibit B.

         D. CERTIFICATION. Customer shall provide Supplier with a written certification (the "Certification") of the percentage of interstate (including international) and intrastate minutes of use relevant to the minutes of traffic to be terminated in the same state in which the Supplier HUB is located to which the Service Interconnection is made. This Certification is attached as Exhibit E and shall be provided by Customer prior to commencement of Service for any Service Interconnection. It shall be updated from time to time: (i) as desired by Customer; or (ii) upon request of Supplier made no more than once each calendar quarter. Any such modification or Certification shall be effective as of the first day of the calendar month following forty-five days notice to Supplier from Customer. In the event Customer fails to make such Certification, the relevant minutes of use will be deemed to be subject to the Intrastate Rates provided for in the Exhibit A. In the event Supplier or any other third party requires an audit of Supplier's interstate/intrastate minutes of traffic, Customer agrees to cooperate in such audit at its expense and make its call detail records, billing systems and other necessary information reasonably available to Supplier or any third party solely for the purpose of verifying Customer's interstate/intrastate minutes of traffic. Customer agrees to indemnify Supplier for any liability Supplier incurs in the


IXC Confidential                       2                              10/12/99
         event Customer's Certification is not supported by such audit.

4. EXCLUDED ANIS. Supplier has the right to reject any automatic number identifier ("ANI") supplied by Customer for any of the following reasons: (i) Supplier is not authorized to provide or does not provide long distance services in the particular jurisdiction in which the ANI is located; (ii) a particular ANI submitted by Customer is not in compliance with Supplier's then-current format, which shall be made available to Customer upon request; (iii) Customer is not certified to provide long distance services in the jurisdiction in which the ANI is located; (iv) Customer is in default of this Agreement; (v) Customer fails to cooperate with Supplier in implementing reasonable verification processes determined by Supplier to be necessary or appropriate in the conduct of business; or (vi) any other circumstance reasonably determined by Supplier which could adversely affect Supplier's performance under this Agreement or Supplier's general ability to transfer its other customers or other End-Users to the Supplier's network, including without limitation, Supplier's ability to electronically effect PIC changes with the LEC's. However, whether or not Supplier is electronically connected to the LEC's, Supplier shall issue PIC orders on behalf of Customer. In the event Supplier rejects an ANI, Supplier will use its best efforts to notify Customer within forty-eight hours of its decision specifically describing the rejected ANI and the reason(s) for rejecting that ANI. Further, any ANI requested by Customer for Service may be deactivated by Supplier after five days written notice to Customer if no Service billings relevant thereto have been generated in any prior period of three (3) consecutive calendar months.

5. RECORDS. Customer will maintain documents and records supporting Customer's re-sale of Service, including, but not limited to, appropriate and valid LOAs from End-Users for a period of not less than twelve (12) months or such other longer period as may be required by applicable law, rule or regulation. Customer shall indemnify Supplier for any costs, charges or expenses incurred by Supplier arising from disputed PIC selections involving Service to be provided to Customer for which Customer cannot produce an appropriate LOA relevant to the ANI and PIC Charge in question, or when Supplier is not reasonably satisfied that the validity of a disputed LOA has been resolved.

6. FRAUDULENT CALLS. Customer shall indemnify and hold Supplier harmless from all costs, expenses, claims or actions arising from fraudulent calls of any nature which may comprise a portion of the Service to the extent that the party claiming the call(s) in question to be fraudulent is (or had been at the time of the call) an End-User of the Service through Customer or an End-User of the Service through Customer's distribution channels. Customer shall not be excused from paying Supplier for Service provided to Customer or any portion thereof on the basis that fraudulent calls comprised a corresponding portion of the Service. In the event Supplier discovers fraudulent calls being made (or reasonably believes fraudulent calls are being made), nothing contained herein shall prohibit Supplier from taking immediate action that is reasonably necessary to prevent such fraudulent calls from taking place, including without limitation, denying Service to particular ANI's or terminating Service to or from specific locations. Supplier shall use reasonable efforts to notify Customer in the event Supplier takes action upon discovery of fraudulent calls. In the event Customer discovers fraudulent calls being made (or reasonably believes fraudulent calls are being made), Customer shall notify Supplier as soon as possible at 1-800-353-3678.


IXC Confidential                       3                              10/12/99

7.       RATES CHANGES.

         A. Supplier reserves the right to modify charges for international service upon seven (7) days notice to the Customer.

         B. HIGH COST TERMINATION/ORIGINATION. Following the Service Commencement Date for all Products (e.g. Xnet, Xclusive), Customer will maintain at least 80% of the originating and 80% of the terminating minutes (during any calendar month or pro-rata portion thereof) in the low cost services areas as defined in Exhibit G. Supplier shall have the right to apply a $0.03 per minute surcharge to the number of originating minutes and apply a $0.03 per minute surcharge to the number of terminating minutes which low cost origination/termination does not exceed 80% of the total monthly Service and a $0.05 per minute surcharge to the number of high cost originating and terminating minutes which exceeds 50% of total monthly Service.

         Low Cost Origination or Termination is defined as all international calls and domestic calls to or from any NPA.NXX associated with the Operating Company Numbers listed in Exhibit G.

         C. UNDER-UTILIZATION CHARGE. An under-utilization fee per DS-1 will be applied to the monthly invoice based on the following schedule:


Minutes Per Trunk*           Under-utilization Fee**
-----------------            ---------------------

        0-19,999                   $2,000.00
        20,000-39,999              $1,500.00
        40,000+                    -0-

*The average is calculated over all trunks. Usage includes both Xclusive outbound and inbound Service.

**The penalty is applied on all trunks based on average minutes of usage per trunk. A trunk is an equivalent T- 1 based on 24 DS-O's.

8.       INVOICE & RATES.

         A. DUE DATE. Usage Charges are billed and payable following the period in which actual usage has been incurred. All Usage Charges contained in this Agreement are calculated according to the rates set forth in Exhibit A, attached hereto.

         B. MONTHLY COMMITMENT. Customer shall have a six (6) month period (the "Ramp-Up Period") beginning as of the Effective Date to purchase Services hereunder of at least **** per month ("the Monthly Commitment Level"). During the Ramp-Up Period, Customer shall use its best efforts to utilize at least **** per month in Services hereunder; however, Customer shall only be invoiced for actual Usage Charges, based upon the rates in Exhibit A. Commencing on the first day after six (6) complete calendar months after the Effective Date and continuing for eighteen (18) months thereafter, Customer shall have a "take or pay" commitment in the amount of the Monthly Commitment Level. As used herein, a "take or pay" commitment means that Customer has the obligation to pay for Services hereunder (at the same time as payment is or would be due for Service for such month) in such amount for each month during such periods, whether or not such Service is actually used, excluding, without limitation, service charges, interest, installation costs, local loops and nonrecurring charges. Subject to the terms and conditions herein, Customer shall pay for Services hereunder at the rates reflected in Exhibit A.

         9. CALCULATION OF CALL DURATION. Supplier will calculate call duration for Call Detail Records ("CDR's") which will be sent to Customer by Supplier for Customer to rebill Customer's End-Users, based upon the then-current IXC On-line software specifications.


IXC Confidential                       4                              10/12/99

         Customer will be billed according to the rates in the attached exhibits based on call duration of each CDR. Call duration for outbound services will be from answer supervision of the called party to disconnect. Call duration for inbound service will be from trunk seizure of the Customer's platform to disconnect. CDR's, upon request by Customer will be sent by Supplier within five (5) business days from the end of the month in which service is rendered. Customer shall choose to have the CDR's delivered either by electronic transmission or by CD ROM and shall pay for such delivery according to the schedule set forth in Exhibit A. CDR's shall be made available for up to one
         (1) year from the date of service. The information format of the CDR's is included in the User Guide and is subject to change from time to time at Supplier's sole discretion.

10. CUSTOMER DEFAULT. In the event of a "Customer Default", upon notice to Customer, Supplier may (in addition to such other rights or remedies as Supplier may have under this Agreement, at law or in equity), at its sole option do any or all of the following: (i) suspend Services to Customer until such time as such circumstance is corrected (provided Supplier shall not be prohibited from terminating this Agreement after suspending Services); (ii) cease accepting or processing orders for services; (iii) withhold delivery of CDR's; (iv) draw on any security deposit or other assurance of payment submitted under this Agreement; (v) terminate this Agreement without liability to Supplier, which termination may include immediate cancellation of the Services; (vi) directly contact the End-Users to inform them that their long distance service will no longer be provided through Customer, but may be continued through Supplier directly; (vii) bill and collect from such End-Users directly (or through its billing agents) for services provided by Supplier to them; (viii) treat such End-Users as Supplier customers for all purposes; (ix) require Customer to use its reasonable efforts to cause part or all of Customer's carrier identification codes and End-Users to be re-directed to the Supplier network; or (x) pursue such other remedy or relief as may be appropriate.

         "Customer Default" shall mean Customer: (i) breaches any material provision of this Agreement, including, but not limited to, the provisions regarding payment, and does not cure such breach within thirty days (five days with respect to the first three payment breaches and no notice period with respect to any further payment breach) of notice thereof by Supplier; or (ii) files or initiates proceedings or has proceedings filed or initiated against it, relating to its liquidation, insolvency, reorganization or other relief (such as the appointment of a trustee, receiver, liquidator, custodian or other official) under any bankruptcy, insolvency or other similar law or makes an assignment for the benefit of its creditors or enters into an agreement for the composition, extension or readjustment of its obligations in connection with the foregoing. If Customer uses the Services for any unlawful purpose or in any unlawful manner, Supplier shall have the right to suspend any or all services hereunder to Customer until the unlawful use ceases. Notwithstanding anything herein to the contrary, no termination shall affect or reduce Customer's obligation to make the "take or pay commitment" payments required herein.


IXC Confidential                       5                              10/12/99

EXHIBIT A - XCLUSIVE SWITCHED SERVICE PRICING

Customer:  Maxxis Group, Inc.

         XCLUSIVE INTERSTATE PRICING (1+SWITCHED, 8XX SWITCHED & XPIN)

2 YEAR TERM - **** TAKE OR PAY

                           SWITCHED                       DEDICATED
                  OUTBOUND, INBOUND & XPIN       OUTBOUND            INBOUND
                  ------------------------       ---------------------------

                           ****                    ****                ****

AN UNDER-UTILIZATION CHARGE PER DS-1 WILL APPLY AS OUTLINED IN THE XCLUSIVE SERVICE SUPPLEMENT.


       XCLUSIVE INTERSTATE EXTENDED AREAS PRICING (DAY RATES 8 AM TO 5 PM
                                MONDAY-FRIDAY)*

Tern: 2 Years

                           1 + CALLS TO                    8XX CALLS FROM
                    DEDICATED        SWITCHED       DEDICATED         SWITCHED
                    -------------------------       --------------------------

Hawaii                ****             ****            ****             ****
Alaska                ****             ****            ****             ****
USVI/PR               ****             ****            ****             ****
Guam                  ****             ****            ****             ****
Northern
  Mariana Is.         ****             ****            ****             ****

NORTHERN MARIANA IS. INCLUDE ROTA, SAIPAIN & TINIAN.
*SUBJECT TO AVAILABILITY



          XCLUSIVE INTERSTATE EXTENDED AREAS PRICING (NON-DAY RATES)*


Term: 2 Years


                                1 + CALLS TO                      8XX CALLS FROM
                         DEDICATED        SWITCHED          DEDICATED         SWITCHED
                         -------------------------          --------------------------

Hawaii                     ****             ****               ****             ****
Alaska                     ****             ****               ****             ****
USVI/PR                    ****             ****               ****             ****
Guam                       ****             ****               ****             ****
Northern
  Mariana Is.              ****             ****               ****             ****

              NORTHERN MARIANA IS. INCLUDE ROTA, SAIPAIN & TINIAN.
                            *SUBJECT TO AVAILABILITY


IXC Confidential                       6                             10/12/99



-------------------
**** Omitted pursuant to a request for confidential treatment and filed separately with the Commission.